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                                                                 EXHIBIT 10.55



                               TRI-PARTY AGREEMENT


         This Tri-Party Agreement is made as of June 20, 1997 by and among MEGO MORTGAGE CORPORATION ("Borrower"), GREENWICH CAPITAL MARKETS, INC. ("Greenwich") and THE FIRST NATIONAL BANK OF CHICAGO, as agent ("Agent") for itself and the other "Lenders" from time to time under a Revolving Credit Agreement of even date herewith among Agent, Borrower and certain banks which are parties thereto (the "Credit Agreement").

         Borrower, Greenwich and Mego Financial Corp. ("Guarantor") have entered into an Amended and Restated Master Loan Purchase and Servicing Agreement dated as of October 1, 1996 (the "MLPSA"), pursuant to which Greenwich has, among other things, agreed to purchase "FHA Loans" and "Conventional Loans" (as such terms are defined in the MLPSA) from Borrower from time to time upon satisfaction of the conditions contained in the MLPSA. All capitalized terms used herein and not otherwise defined shall have the meaning given to them in the MLPSA.

         Borrower, Agent and the Lenders have entered into the Credit Agreement pursuant to which the Lenders have agreed to provide secured financing for the Borrower's origination, acquisition and warehousing of certain of such FHA Loans and Conventional Loans, to the extent such Loans meet the eligibility requirements of the Credit Agreement, for sale to Greenwich and other investors. This Tri-Party Agreement shall not be effective until Borrower has terminated its existing revolving credit agreement with BankBoston, N.A. (formerly known as The First National Bank of Boston) and the existing collateral assignment of the original MLPSA made in connection therewith has been terminated by written notice delivered to Greenwich.

         As a condition to any advances to Borrower under the Credit Agreement, the Agent and Lenders have required that (i) all such Loans being acquired or originated by Borrower and pledged as collateral pursuant to the Credit Agreement must be eligible for purchase by Greenwich or other investors approved by the Lenders; and (ii) purchase commitments from Greenwich or such other approved investors covering the full amount of all such Loans be in full force and effect at all times while such Loans are pledged as collateral pursuant to the Credit Agreement, subject to Borrower's right to maintain pledged loans in excess of such purchase commitments for not more than 30 days during any fiscal quarter of Borrower.

         The Borrower and the Lenders have requested that this Tri-Party Agreement be executed and delivered to supplement the MLPSA, to provide for the delivery of certain notices and other information from Greenwich directly to the Agent on behalf of the Lenders, and to confirm the terms under which Greenwich will purchase Loans in which First Chicago National Processing Corporation, in its capacity as the "Collateral Agent" (as defined under the Credit Agreement) holds a security interest for the benefit of the Lenders, if such Loans are to be sold to satisfy the indebtedness of the Borrower under the Credit Agreement.

         Greenwich will benefit from the Borrower's increased ability to acquire or originate Loans for sale to Greenwich as a result of the extension of credit by the Lenders to the Borrower under the Credit Agreement.

         THEREFORE, in consideration of the foregoing, Greenwich, Borrower and the Agent, for itself and on behalf of the Lenders, agree as follows:

         1.        Status of MLPSA.

                  (a) Greenwich hereby confirms to the Agent that the MLPSA is in full force


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and effect and that no Event of Default or, to the knowledge of
Greenwich, breach or default which with the passage of time or the giving of notice would become an Event of Default on the part of Borrower, now exists under the MLPSA. Greenwich further confirms to the Agent with regard to the MLPSA that, as of the date hereof:

                  (i) the aggregate principal balance of Loans sold to Greenwich thereunder (excluding all Loans resold or transferred by Greenwich pursuant to a Purchaser Disposition prior to the date of this Tri-Party Agreement) is $99,165,314.57 as of May 30, 1997 (the "Transferred Loans"), leaving $50,834,685.43 of the $150,000,000 current Portfolio Limit (which has temporarily been increased from $100,000,000 to $150,000,000 until August 31, 1997) available and unused as of May 30, 1997;

                  (ii) the aggregate principal balance of all Loans sold to Greenwich thereunder (without exclusion) is $326,102,717.30, leaving $1,673,897,282.70 of the $2 billion maximum commitment thereunder available and unused as of May 30, 1997;

                  (iii) the most recent Pricing Letter is attached hereto as Exhibit A and made a part hereof;

                  (iv) Greenwich has permanently waived the 65% limitation on Conventional Loans contained in clause (iv) of Section 2(a) of the MLPSA;

                  (v) to Greenwich's knowledge, as of the date hereof, Borrower is not obligated to repurchase any Transferred Loans or provide Qualified Substitute Loans for Transferred Loans under
            Section 7.03 of the MLPSA;

                  (vi) the Guaranty of Borrower's obligations under the MLPSA originally provided by Mego Financial Corp. has been released upon compliance with Section 32 of the MLPSA;

                  (vii) the definition of "Note" in the MLPSA includes retail installment contracts executed by the "Obligor" under a Loan; and

                  (viii) the Loans underwritten by Borrower in accordance with
            Borrower's Undeirwriting Programs listed on Schedule A hereto are eligible for purchase by Greenwich under the MLPSA.

            (b) Greenwich agrees to use reasonable efforts to deliver copies of all subsequent Pricing Letters to the Agent on the same day as delivery to the Borrower. Borrower agrees to deliver a copy of each such Pricing
Letter to the Agent no later than the time the Borrower delivers an executed copy to Greenwich. Borrower and Greenwich agree to amend the form of Pricing Letter to include a statement of the remaining unused and available Portfolio Limit. Greenwich agrees that, if the Portfolio Limit is to be reassessed at any time under Section 2(a) of the MLPSA, no reduction in the Portfolio Limit shall be effective as between Greenwich and the Agent unless Greenwich shall have given the Agent at least 30 days prior written notice of the amount of such reduction, provided that no notice shall be necessary to reduce the Portfolio Limit to $100,000,000 on August 31, 1997 on the expiration of the temporary increase described above.

        2. Greenwich Commitment to Purchase from Lenders. If any sale to Greenwich of the



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Loans held as collateral under the Credit Agreement is made at the request or direction of the Agent, rather than in the ordinary course at the request or direction of the Borrower, such sale will occur only if and when Borrower has defaulted in its obligations under the Credit Agreement. Greenwich agrees, upon request by the Agent, for the benefit of the Agent and the Lenders to purchase any Loans held as collateral under the Credit Agreement (the "Pledged Loans") for the Purchase Price determined by Greenwich in accordance with the MLPSA, provided that (i) no Event of Default (or default that with the passage of time would constitute an Event of Default) by the Borrower under the MLPSA has occurred and is then continuing, (ii) in Greenwich's reasonable judgment, no material adverse change has occurred (other than solely as a result of the existence of a default by the Borrower under the Credit Agreement) in the value or marketability of the Transferred Loans, the financial condition of the Borrower or the ability of the Borrower to fulfill its obligations (including without limitation its ability to make corporate and loan-related representations and warranties and to effect any required repurchases) under the MLPSA and (iii) the Borrower and each such Pledged Loan is in compliance in all material respects with the standards set forth in Section 7.02 of the MLPSA and, after giving effect to the purchase of such Pledged Loans, the conditions to purchase Loans from the Borrower, as if the Borrower had offered such Loans directly pursuant to the MLPSA, set forth in Section 2 of the MLPSA would be satisfied. Subject to the foregoing, the Borrower hereby irrevocably directs and authorizes Greenwich to take such actions and purchase such Pledged Loans upon presentation of a statement by the Agent that the Borrower has defaulted in its obligations under the Credit Agreement, without any obligation on the part of Greenwich to inquire into the existence of such a default by the Borrower under the Credit Agreement or to require any further confirmation or direction from the Borrower, it being expressly understood and agreed that the Borrower shall be fully liable for all of its obligations under the MLPSA with respect to such Pledged Loans.

        3. No Assumption. Neither the Agent nor the Lenders shall be deemed solely by virtue of this Tri-Party Agreement to have assumed any of the obligations of the Borrower under the MLPSA, each of which obligations the Borrower covenants and agrees with the Lenders to perform and observe as if this Tri-Party Agreement had not been made. Neither the Agent nor the Lenders, by entering into this Tri-Party Agreement, shall have any obligations to sell any Loans to Greenwich or shall have any liability to Greenwich as a result of any Loans not being sold to Greenwich.

        4. Amendments to MLPSA. Greenwich agrees that (other than increases in the Portfolio Limit or other matters which will not adversely affect the Agent or the Lenders) Greenwich will not amend, change, modify, or terminate by agreement the MLPSA without using reasonable efforts to give at least 30 days prior notice thereof to the Agent. The Borrower will not waive any provision of the MLPSA which would in any material respect reduce the obligations of Greenwich thereunder.

        5. Notices of Default. Greenwich agrees that it will use reasonable efforts to furnish to the Agent copies of all written notices given to the Borrower with respect to any default of the Borrower under the MLPSA, simultaneously with the giving of such notice to the Borrower. The Agent agrees that it will use reasonable efforts to furnish to Greenwich copies of all written notices given to the Borrower with respect to any default of the Borrower under the Credit Agreement, simultaneously with the giving of such notice to the Borrower.

        6. Payments for Loans. Greenwich agrees, and the Borrower hereby irrevocably directs Greenwich, to forward all payments due or to become due to the Borrower from Greenwich under the MLPSA on account of Loans shipped to Greenwich by the "Collateral Agent" under the



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Credit Agreement only to the Borrower's Account No. 19-29623 at the Agent, until
Greenwich receives written notice from the Agent of the termination of the Credit Agreement and any further security interest for the benefit of the Lenders in the Loans then owned by the Borrower.

        7. Indemnity by Borrower. In consideration of Greenwich's joinder in this Tri-Party Agreement, the Borrower agrees to hold Greenwich harmless from and indemnify Greenwich against any loss, claim, proceeding, or expense (including reasonable attorneys' fees and disbursements) incurred or arising out of any act or omission taken or made by Greenwich in accordance with the provisions of this Tri-Party Agreement during the term hereof (including any act or omission in reliance on the Agent's authority to bind the Lenders as described below), except to the extent due to Greenwich's gross negligence or willful misconduct.

        8. Reliance by Greenwich. Except to the extent expressly stated therein to the contrary, Greenwich shall be entitled to rely upon, and shall be protected in acting on, the directions, notices, requests, consents and other written advice given by the Agent as being the fully authorized and binding action of the Lenders under the Credit Agreement.


        9. Notices. All demands, notices and communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, by private delivery service or by telecopier at the following addresses or telephone numbers, as the case may be, as follows:

           (a)      if to the Borrower:

                        Mego Mortgage Corporation
                        1000 Parkwood Circle, 5th Floor
                        Atlanta, Georgia 30339
                        Fax No.: (800) 694-6346
                        Attention: Jeffrey S. Moore
                                   President

                    with a copy to:

                        Jerome J. Cohen
                        Mego Mortgage Corporation
                        4310 Paradise Road
                        Las Vegas, Nevada  89109]
                        Fax No.:         (702) 369-4398

          (b)       if to the Agent or the Lenders:

                        The First National Bank of Chicago
                        One First National Plaza
                        Chicago, Illinois  60670
                        Attention:       Ann H. Chudacoff
                        Fax No.:         (312) 732-6222



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                    with a copy to:

                        Patrick G. Moran
                        Sonnenschein Nath & Rosenthal
                        8000 Sears Tower
                        Chicago, Illinois  60606
                        Fax No.:         (312) 876-7934


              (c)   if to Greenwich:

                        Greenwich Capital Markets, Inc.
                        600 Steamboat Road
                        Greenwich, Connecticut 06830
                        Attention:       Peter McMullin
                        Fax No.:         (203) 629-4640

                    with a copy to:

                        Greenwich Capital Markets, Inc.
                        600 Steamboat Road
                        Greenwich, Connecticut 06830
                        Attention:       General Counsel
                        Fax No.:         (203) 629-4571

or such other address or telephone number as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        10. Severability Clause. Any provision of this Tri-Party Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

        11. Counterparts. This Tri-Party Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        12. Governing Law. The Tri-Party Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

        13. Successors and Assigns. This Tri-Party Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

        14. Waivers. No term or provision of this Tri-Party Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.


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        15. Exhibits. The exhibits to this Tri-Party Agreement are hereby incorporated and made a part hereof and are an integral part of this Tri-Party Agreement.

        16. Further Agreements. The parties each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Tri-Party Agreement.

        17. Entire Agreement. This Tri-Party Agreement constitutes the entire agreement of the three parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the three parties hereto with respect to the subject matter hereof, and the provisions of this Tri-Party Agreement shall survive each closing of the transactions contemplated by the MLPSA and each Pricing Letter. In the event that there exist inconsistencies between this Tri-Party Agreement and the MLPSA or any Pricing Letter, this Tri-Party Agreement shall control. Notwithstanding anything herein to the contrary, however, except as expressly provided herein with respect to Greenwich's obligations to the Agent under Section 2, nothing contained in this Tri-Party Agreement shall create, or be deemed to create, any lesser or greater obligation on the part of Greenwich to purchase Loans, or the Borrower to sell Loans, under the MLPSA.

        In witness of the foregoing the parties have executed and delivered this Tri-Party Agreement as of the date first above written.

MEGO MORTGAGE CORPORATION               THE FIRST NATIONAL BANK OF
(the "Borrower")                        CHICAGO, as agent for the Lenders (the
                                        "Agent")


By:                                     By:
   ---------------------------             ------------------------------------
Name:                                   Name:
     -------------------------               ----------------------------------

Title:                                  Title:
      ------------------------                ---------------------------------


                                        GREENWICH CAPITAL MARKETS, INC.
                                        ("Greenwich")


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


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                                    EXHIBIT A

                                 PRICING LETTER







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                                   SCHEDULE A

                        BORROWER'S UNDERWRITING PROGRAMS







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